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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the references to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated February 20, 1997 (except for Note 10 as to which the date is July 31, 1997), in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-29091) and related Prospectus of Hyseq, Inc. for the registration of 2,750,000 shares of its common stock.

Palo Alto, California                                /s/ ERNST & YOUNG LLP

July 31, 1997